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                        CONSULTING AND FINDERS AGREEMENT

     This CONSULTING AND FINDERS AGREEMENT (this "AGREEMENT") dated February 13, 2002, is entered into by and between Brookstreet Securities Corporation, a California corporation, whose address is 2361 Campus Drive, Suite 210, Irvine, California 92612 and Gary T. Madrid, an individual whose address is the same as that of Brookstreet Securities Corporation (together, "CONSULTANT"), Sensar Corporation, a Nevada corporation (the "COMPANY"), whose address at the effective time of this Agreement shall be One Jenner, Suite 100, Irvine, California 92618, and VitalStream, Inc., a Delaware corporation ("VITALSTREAM"), whose address is One Jenner, Suite 100, Irvine, California 92618.

                                   RECITALS:

     WHEREAS, the Company and VitalStream have entered into an Agreement and Plan of Merger dated February 13, 2002 (the "MERGER AGREEMENT"), pursuant to which VitalStream Operating Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB") has agreed to merge (the "MERGER") with and into VitalStream; and

     WHEREAS, VitalStream and Consultant previously entered into an Investment Advisory Agreement dated August 16, 2001 (the "ORIGINAL AGREEMENT"). The Original Agreement was amended by that certain Investment Advisory Agreement dated January 23, 2002 by and between VitalStream and Consultant (the "REVISED AGREEMENT"); and

     WHEREAS, Consultant provided certain finders services to the Company and VitalStream in connection with the Merger, and the Company, VitalStream and Consultant desire to memorialize their agreement with respect to Consultant's finders' fee; and

     WHEREAS, Consultant has experience in investor relations, and the Company, VitalStream and Consultant desire for Consultant to provide ongoing investor relations services to the Company; and

     WHEREAS, VitalStream and Consultant desire to terminate the Original Agreement and the Revised Agreement and enter into a new agreement setting forth the terms and conditions of their relationship, all as more particularly set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, VitalStream and Consultant hereby agree as follows:

     1. FINDERS AGREEMENTS. Consultant has provided certain finders services to the Company and VitalStream in connection with its identification of VitalStream as a potential merger candidate and in structuring such transactions.

     2. FEES. As consideration for such services as well as the consulting services set forth in Section 3 hereof, the Company shall pay to Consultant, when and if the Merger (or a

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similar merger, asset sale, or other consolidation transaction involving the consolidation of VitalStream and the Company) is consummated, the following consideration (such consideration shall be full and final satisfaction for all services rendered by Consultant to VitalStream and Company):

          (a) 2.1% of Sensar's total cash balance as of the time the Merger becomes effective (the "EFFECTIVE TIME"); and

          (b) 2.1% of the net proceeds actually received by Sensar from the exercise of the stock options issued to Messrs. Steve Strasser, Andrew Bebbington, Mickey Hale and Simon J. Constantine pursuant to Section 5.7(c) of the Merger Agreement and the warrant issued Joe Kowal pursuant to Section 5.7(d) of the Merger Agreement, payable in cash within twenty (20) calendar days of Sensar's receipt of such proceeds; and

          (c) 2.1% of the net proceeds from the sale of Sensar's investment in Nex2, provided that such sale occurs within one (1) year of the Effective Time, payable in cash within thirty (30) calendar days of receipt by Sensar of any such proceeds; and

          (d) As soon as practicable after the Effective Time, Company shall execute and deliver to Gary T. Madrid a Stock Purchase Warrant in the form attached hereto as EXHIBIT A; and

          (e) As soon as practicable after the Effective Time, Company shall execute and deliver to Brookstreet Securities Corporation a Stock Purchase Warrant in the form attached hereto as EXHIBIT B.

          (f) As soon as practicable after the Effective Time, Company shall execute and deliver to Consultant a Registration Rights Agreement in the form attached hereto as EXHIBIT C.

     3.   CONSULTING.

          (a) CONSULTANT SERVICES. Effective as of the Effective Time, Consultant is hereby engaged as an outside consultant to the Company and VitalStream, and, as requested by the Company or VitalStream, subject to the terms and conditions of this Agreement, Consultant shall provide advice and information to the Company and VitalStream regarding investor relations (the "SERVICES") throughout the Term (as defined below). Consultant shall provide the Services when and as reasonably requested by the Company or VitalStream, up to a maximum of 20 hours per month. Consultant shall receive reasonable prior notice of each time Consultant is being asked to perform Services. The Services shall include, but not be limited to, the following:

              (i) Pre-release review of news releases and other corporate communications as requested from time to time by VitalStream or the Company.

              (ii) Assistance to VitalStream and the Company in communicating with institutional investors in regards to VitalStream's or the Company's customers, partners, competitors and finances.

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              (iii) Preparation of a research report covering VitalStream and the Company. The report, if any, will be evaluated by Consultant, VitalStream and the Company and, if appropriate for release, published and disseminated to Consultant's clients and other investors.

              (iv) Assistance to VitalStream and the Company in merger and acquisition activities. Such assistance shall include, but not be limited to, negotiation of transactions, analysis of potential mergers/acquisitions and referral of potential merger/acquisition candidates.

              (v) Answering questions and rendering advice as required by VitalStream or the Company.

              (vi) Assistance to VitalStream and the Company in commercial banking negotiations, including, but not limited to, obtaining credit line, letters of credit for interim financing or "bridge capital" for mergers or acquisitions.

          (b) TERM. This Agreement shall be valid and binding on the parties hereto as of the date first set forth above; provided, however, none of the affirmative covenants hereunder shall be effective unless and until the Merger is consummated. If (a) the Merger Agreement is terminated pursuant to Article VII thereof, or (b) the Merger is not consummated by June 30, 2002, the affirmative covenants in this Agreement shall not become effective, and this Agreement shall be void ab initio. If the Merger Agreement is consummated, the affirmative covenants of this Agreement shall be effective during the period commencing at the Effective Time and continuing until December 31, 2002 (the "TERM").

     4. MANNER OF SERVICES. Consultant shall provide the Services to the Company and VitalStream in the highest quality manner and shall adhere to professional standards customary for other professionals performing similar functions. Consultant agrees to devote such time and attention, up to a maximum of 20 hours per month, as is necessary and appropriate to perform the Services on a timely basis and in a professional manner.

     5.   INDEPENDENT CONTRACTOR.

          (a) Consultant will not be an employee of the Company or VitalStream for any purpose whatsoever, but will be an independent contractor for all purposes, including with respect to workers' compensation laws, unemployment insurance laws, Social Security laws, and the United States Internal Revenue Code. For that reason, no payroll deductions or payments will be made by the Company or VitalStream for unemployment insurance, workers' compensation, Social Security, or taxes. Consultant understands and agrees that Consultant shall be responsible for its federal, state and local income taxes, self-employment taxes, Social Security taxes, and any other taxes and that the Company and VitalStream may be required to report its payments to Consultant to taxing authorities.

          (b) Consultant shall act as and be an independent contractor and shall not be subject to the supervision or control of the Company or VitalStream and shall generally have control and responsibility for when, where and how the Services are to be performed, so long as the Services are performed within the reasonable time constraints set by the Company and

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VitalStream consistent with the needs of the Company and VitalStream for the
Services as contemplated under this Agreement. The Company and VitalStream shall not have any obligation to provide office space, equipment, support staff, supplies, or facilities to enable Consultant to perform the Services under this Agreement (except that the Company and VitalStream shall reimburse Consultant for all pre-approved travel expenses incurred in connection with the Services).

          (c) Consultant shall not be an agent of the Company or VitalStream and shall have no right or authority to act on behalf, bind or incur any obligations whatsoever on behalf or in the name of the Company or VitalStream.

          (d) In connection with the issuance of any shares of common stock, $.001 par value, of the Company upon exercise of the Stock Purchase Warrants attached hereto as EXHIBIT A AND EXHIBIT B (the "WARRANTS"), Consultant shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company, in cash or by check, on demand. If the Optionee fails to pay the amount demanded, the Company may, in its discretion, withhold a number of shares of common stock with a fair market value (as reasonably determined by the Company) equal to the amount of any required withholdings.

     6. INVESTMENT REPRESENTATIONS. Consultant represents and warrants to the Company and VitalStream as follows:

          (a) AUTHORIZATION. This Agreement constitutes Consultant's valid and legally binding obligation, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights, and rules of law governing specific performance, and Consultant has full power and authority to enter into this Agreement.

          (b) REPRESENTATIONS NOT MADE BY COMPANY. Consultant represents and affirms that none of the following information has ever been represented, guaranteed or warranted to Consultant, expressly or by implication, by any person: (i) the approximate or exact length of time that Consultant will be required to remain a security holder of the Company; (ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company and VitalStream (collectively, the "MERGING COMPANIES"); or (iii) the possibility that the past performance or experience on the part of the Merging Companies or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of any Security or the potential success of the Merging Companies' operations.

          (c) FOR OWN ACCOUNT. Consultant is the sole and true party in interest, is acquiring the Warrants and the shares of common stock, $.001 par value, of the Company that may be obtained upon exercise of the Warrants (the "SECURITIES") for its own account for investment, is not purchasing the Securities for the benefit of any other person, and has no present intention of holding or managing the Securities with others or of selling, distributing or otherwise disposing of any portion of the Securities. Consultant is duly organized and in good

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standing in its jurisdiction of organization and has its principal place of business in the State of California, and Gary T. Madrid is a resident of the State of California.

          (d) DISCLOSURE AND REVIEW OF INFORMATION. Consultant acknowledges and represents that it has received and reviewed a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, has been given a reasonable opportunity to review all documents, books and records of the Merging Companies pertaining to this investment, has been supplied with all additional information concerning the Merging Companies and the Securities that has been requested by Consultant, has had a reasonable opportunity to ask questions of and receive answers from the Merging Companies or its representatives concerning this investment, and has had all such questions answered to the full satisfaction of Consultant. Consultant has received, and acknowledges that it is receiving, no representations, written or oral, from the Merging Companies or its officers, directors, employees, attorneys or agents other than those contained in this Agreement and the written materials provided by the Merging Companies. In making its decision to purchase the Securities, Consultant has relied solely upon its review of this Agreement, the written material provided by the Merging Companies and independent investigations made by it or its representatives without assistance of the Merging Companies.

          (e) SPECULATIVE INVESTMENT. Consultant understands that (i) it must bear the economic risk of the investment in the Securities for an indefinite period of time, and (ii) its investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. Consultant has adequate means of providing for its current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Consultant's entire investment.

          ACCREDITED INVESTOR STATUS. Consultant is familiar with the definition of "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Consultant is an accredited investor in that Gary T. Madrid is either: (i) a natural person whose individual net worth, or joint net worth with his spouse, at the time of his purchase exceeds $1,000,000, or (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, and in that Brookstreet Securities Corporation is an entity whose equity owners all satisfy (i) or (ii) above.

          (f) RESTRICTED SECURITIES. Consultant understands that the Securities will be "restricted securities," as defined in Rule 144 under the Securities Act, and that the Securities may not be sold unless such resale is registered under the Securities Act or an exemption from the registration requirements is available. A legend evidencing such restrictions will be placed on all agreements or certificates representing the Securities.

          (g) INVESTMENT EXPERIENCE. Consultant has experience as an investor in securities and acknowledges that Consultant can bear the economic risk of its investment in the Securities. By reason of Consultant's business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not

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compensated by the Merging Companies or any affiliate or selling agent of the
Merging Companies, directly or indirectly, Consultant has the capacity to protect its own interests in connection with its purchase of the Securities.

     7. MODIFICATION; WAVIER; DISCHARGE. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each of the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     8.   CONFIDENTIALITY.

          (a) Consultant recognizes that during the course of providing the Services, Consultant shall review, receive and otherwise obtain confidential or proprietary information and materials from the Merging Companies, including information relating to inventions, patent, trademark and copyright applications, improvements, know-how, source code, specifications, drawings, cost and pricing data, process flow diagrams, bills, customer and vendor lists, ideas, business plans and/or any written material or electronic storage mediums referring to or containing same (the "CONFIDENTIAL INFORMATION"). Notwithstanding the foregoing, the Confidential Information shall not include any information that (i) is made public by an act or omission of the Company, VitalStream or their authorized representatives, (ii) is received from an unrelated third party that (after due and reasonable inquiry) Consultant determines is not bound by an obligation of confidentiality, or (iii) is required to be disclosed pursuant to a court order (provided that Consultant shall give the Company five days prior written notice prior to making a disclosure under this subsection (iii)).

          (b) Consultant covenants and agrees that during the term of this Agreement and forever after its termination or expiration, Consultant (1) shall not disclose the Confidential Information to any person or entity other than employees of the Company or VitalStream, as applicable, in the course of providing the Services, (2) shall not use such Confidential Information for the benefit of Consultant's own business or for the benefit of any person or entity other than the Company or VitalStream, and (3) upon request, shall promptly return to the Company or VitalStream, as applicable, any materials, including all memoranda, computer disks or other storage media, drawings, patent, trademark and copyright applications, specifications and process or flow diagrams, including any copies, notes, or memoranda made by Consultant, that in any way relate to the Confidential Information.

     9. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Consultant, VitalStream and the Company. No party may assign this Agreement or the rights granted hereunder without the prior written consent of the all parties.

     10. COMPLETE AGREEMENT. The Company, VitalStream and Consultant acknowledge that this Agreement, including EXHIBIT A AND EXHIBIT B attached hereto, contains the full and complete agreement between the parties with respect to the subject matter contained herein and that there are no oral or implied agreements or other modifications not specifically set forth

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herein or therein. This Agreement shall supersede and replace all prior agreements between the Company, VitalStream and Consultant, including, without limitation, the Original Agreement and the Revised Agreement. Consultant acknowledges and agrees that, except as may arise under this Agreement, the Company does not and shall not have any liability or obligation whatsoever to Consultant, including, without limitation, any liabilities to pay any finders fee with respect to the Merger, and Consultant hereby releases the Company from any obligations or liabilities whatsoever other than obligations or liabilities arising under this Agreement.

     11. COUNTERPARTS. This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     13. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts-of-law principles, and each party hereby expressly submits themselves to the exclusive, personal jurisdiction of the courts situate in the State of California, with respect to any and all claims demands and/or causes of action asserted or filed by any party in any way relating to, or arising out of, this Agreement or the subject matter hereof.

                            (SIGNATURE PAGE FOLLOWS)

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     IN WITNESS WHEREOF, Consultant, VitalStream and the Company have executed this Consulting and Finders Agreement as of the date first above written.


                                        COMPANY:


                                            SENSAR CORPORATION

                                            By: /s/ Andrew Bebbington
                                                --------------------------------
                                                Name:  Andrew Bebbington
                                                Title: Chief Operating Officer


                                        VITALSTREAM:

                                            VITALSTREAM, INC.

                                            By: /s/ Paul Summers
                                                --------------------------------
                                                Name:  Paul Summers
                                                Title: President and CEO


                                        CONSULTANT:

                                            /s/ Gary T. Madrid
                                            ------------------------------------
                                            Gary T. Madrid


                                            BROOKSTREET SECURITIES CORPORATION


                                            By: /s/ Gary T. Madrid
                                                --------------------------------
                                                 Name:
                                                 Title:

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                                    EXHIBIT A

                   (Stock Purchase Warrant for Gary T. Madrid)




















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                                   EXHIBIT B

        (Stock Purchase Warrant for Brookstreet Securities Corporation)


























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                                   EXHIBIT C

                        (Registration Rights Agreement)



























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